SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                 October 2, 2003

                          AMERICAN HOMESTAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

            000-24210                             76-0070846
     (Commission File Number)         (IRS Employer Identification Number)


                      2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573
              (Address of Principal Executive Offices and Zip Code)

                                 (281) 334-9700
              (Registrant's Telephone Number, Including Area Code)

ITEM  5.  Other  Events.

On October 2, 2003, the board of directors of American Homestar Corporation (the "Company") approved the early vesting of 5% of the Series M common stock options issued under the Company's 2001 Management Incentive Program. As of October 2, 2003, there are options outstanding, that the board of directors has approved and granted, to purchase 4,681,900 shares at an exercise price of $1.35 per share. These options to purchase shares of Series M common stock vest seven years from the date of grant, but may vest earlier (up to 20% per year) upon approval of the board of directors. The board approval of an additional 5% vesting of the options brings the total number of vested options to purchase shares of Series M common stock under the 2001 Management Incentive Plan to 1,205,475.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN HOMESTAR CORPORATION


Date:  October 9, 2003              By:   /s/ Craig A. Reynolds
                                       -----------------------------------------
                                       Craig A. Reynolds
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary